Exhibit 99.1

Apollo Group, Inc. News Release
APOLLO GROUP, INC. REPORTS FISCAL 2006
FOURTH QUARTER AND YEAR-END RESULTS
      Phoenix, Arizona, October 18, 2006 — Apollo Group, Inc. (Nasdaq:APOL) today reported unaudited fiscal 2006 financial results for the fourth quarter and year ended August 31, 2006. On June 23, 2006, the Company’s Board of Directors appointed a special committee of two independent members of the Board of Directors to oversee the previously announced review of the Company’s practices related to stock option grants. The special committee has retained independent legal counsel who engaged outside accounting advisors to assist with the review. The review is ongoing, however, various deficiencies in the process of granting and documenting stock options have been identified to date. The accounting impact of these matters has not been quantified. There can be no assurances that the results of the investigation will not require a possible restatement of the Company’s financial statements when the potential errors are quantified and assessed. The attached unaudited financial statements do not include the impact of any unrecorded non-cash equity-based compensation charges that may be required at the conclusion of the review.
      Net income attributed to Apollo Education Group common stock for the three months ended August 31, 2006, was $93.5 million, or $.54 per diluted share on 174.5 million weighted average shares outstanding, compared to $106.2 million, or $.58 per diluted share on 182.9 million weighted average shares outstanding reported for the same period last year.
      Net income attributed to Apollo Education Group common stock for the year ended August 31, 2006, was $438.2 million, or $2.49 per diluted share, compared to $444.7 million, or $2.39 per diluted share reported for the year ended August 31, 2005.
      Total consolidated revenues for Apollo Group, Inc. for the three months ended August 31, 2006, rose 5.5% to $624.2 million, compared with $591.8 million in the fourth quarter of fiscal 2005. The University of Phoenix accounted for 86.9% of the $574.4 million in net tuition revenues from students enrolled in degree programs for the quarter ended August 31, 2006.
      Total consolidated revenues for Apollo Group, Inc. for the year ended August 31, 2006, rose 10.0% to $2.476 billion, compared with $2.251 billion in the same period last year. The University of Phoenix accounted for 84.2% of the $2.283 billion in net tuition revenues from students enrolled in degree programs for the year ended August 31, 2006.
      Commenting on the quarter, Brian Mueller, President, said, “Since January, we have focused on making significant strategic changes in two major areas of our business: marketing and retention. Much of the work required to launch our marketing and branding efforts is complete and we are already seeing evidence of its effectiveness. Our retention and academic strategies are equally significant although more complex, and as such, they will take longer to implement. However, we are confident that our decision to invest in these improvements will benefit both our students and our shareholders over the long run.”
~continued~

      The company will hold a conference call to discuss these earnings results at 11:00 AM Eastern time, 8:00 AM Phoenix time, on Wednesday, October 18, 2006. The call may be accessed by dialing (877) 292-6888 (domestic) or (706) 634-1393 (internationally). The conference ID number is 8999037. A live webcast of this event may be accessed by visiting the company website at: www.apollogrp.edu. A replay of the call will be available on our website or at (706) 645-9291 (conf. ID # 8999037) until October 31, 2006.
      Apollo Group, Inc. has been providing higher education programs to working adults for almost 30 years. Apollo Group, Inc., operates through its subsidiaries: The University of Phoenix, Inc., Institute for Professional Development, The College for Financial Planning Institutes Corporation, and Western International University, Inc. The consolidated enrollment in its educational programs makes it the largest private institution of higher education in the United States. It offers educational programs and services at 100 campuses and 159 learning centers in 39 states, Puerto Rico, Washington DC, Alberta, British Columbia, Netherlands, and Mexico.
      For more information about Apollo Group, Inc. and its subsidiaries, call (800) 990-APOL or visit Apollo on the company website at: www.apollogrp.edu.
-Table to Follow-

APOLLO GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended		For the Year Ended
	August 31,		August 31,
	2006	2005	2006	2005
(In thousands, except per share amounts)
Revenues:
Tuition and other, net	$624,206	$591,842	$2,476,269	$2,251,472

Costs and expenses:
Instructional costs and services	292,394	253,459	1,083,799	935,743
Selling and promotional	153,792	125,016	544,211	484,770
General and administrative	32,729	44,100	150,991	118,110

	478,915	422,575	1,779,001	1,538,623

Income from operations	145,291	169,267	697,268	712,849
Interest income and other, net	5,669	4,592	18,215	16,993

Income before income taxes	150,960	173,859	715,483	729,842
Provision for income taxes	57,510	67,611	277,283	285,111

Net income	$93,450	$106,248	$438,200	$444,731

Earnings per share attributed to Apollo Education Group common stock:
Diluted net income per share	$0.54	$0.58	$2.49	$2.39

Diluted weighted average shares outstanding	174,459	182,903	176,198	186,015

This Condensed Consolidated Statement of Operations does not include the impact of any unrecorded non-cash equity-based compensation charges that may be required at the conclusion of the stock option grant review.
~continued~

APOLLO GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	August 31,	August 31,
	2006	2005
(Dollars in thousands)
Assets:
Current assets
Cash and cash equivalents	$316,984	$145,607
Restricted cash	230,341	225,706
Marketable securities	45,978	224,112
Receivables, net	204,597	201,615
Income taxes receivable	3,105
Deferred tax assets, net	15,095	14,991
Other current assets	18,611	23,058

Total current assets	834,711	835,089
Property and equipment, net	327,364	268,661
Marketable securities	53,692	97,350
Cost in excess of fair value of assets purchased, net	37,096	37,096
Deferred tax assets, net	32,441	35,756
Other assets	30,202	28,993

Total assets	$1,315,506	$1,302,945

Liabilities and Shareholders’ Equity:
Current liabilities
Current portion of long-term liabilities	$22,449	$18,878
Accounts payable	61,290	40,129
Accrued liabilities	69,813	61,315
Income taxes payable		9,740
Student deposits and current portion of deferred revenue	396,637	387,910

Total current liabilities	550,189	517,972
Deferred tuition revenue, less current portion	384	351
Long-term liabilities, less current portion	80,106	77,748

Total liabilities	630,679	596,071

Commitments and contingencies
Shareholders’ equity
Preferred stock, no par value, 1,000,000 shares authorized; none issued
Apollo Education Group Class A nonvoting common stock, no par value, 400,000,000 shares authorized; 188,004,000 and 188,002,000 issued at August 31, 2006 and 2005, respectively, and 172,555,000 and 179,184,000 outstanding at August 31, 2006 and 2005, respectively	103	103
Apollo Education Group Class B voting common stock, no par value, 3,000,000 shares authorized; 475,000 and 477,000 issued and outstanding at August 31, 2006 and 2005, respectively	1	1
Additional paid-in capital
Apollo Education Group Class A treasury stock, at cost, 15,449,000 and 8,818,000 shares at August 31, 2006 and 2005, respectively	(1,054,046)	(645,742)
Retained earnings	1,740,426	1,353,650
Accumulated other comprehensive loss	(1,657)	(1,138)

Total shareholders’ equity	684,827	706,874

Total liabilities and shareholders’ equity	$1,315,506	$1,302,945

This Condensed Consolidated Balance Sheet does not include the impact of any unrecorded non-cash equity-based compensation charges that may be required at the conclusion of the stock option grant review.
~continued~

APOLLO GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Year Ended
	August 31,
	2006	2005
(In thousands)
Cash flows provided by (used for) operating activities:
Net income	$438,200	$444,731
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	19,470	19,824
Depreciation and amortization	67,585	54,498
Amortization of investment premiums	929	3,586
Provision for uncollectible accounts	83,428	45,412
Deferred income taxes	3,211	6,793
Tax benefits of stock options exercised		41,183
Excess tax benefits from stock-based compensation	(15,361)
Cash received for tenant improvements	3,347	1,429
Non-cash early occupancy expense		2,935
Changes in assets and liabilities
Receivables	(86,410)	(100,530)
Other assets	3,781	(3,814)
Accounts payable and accrued liabilities	16,725	(20,078)
Income taxes	158	(2,116)
Student deposits and deferred revenue	8,859	64,022
Other liabilities	3,910	7,870

Net cash provided by operating activities	547,832	565,745

Cash flows provided by (used for) investing activities:
Net additions to property and equipment	(45,832)	(103,790)
Development of land and buildings related to future expansion	(66,611)
Purchase of marketable securities	(569,165)	(124,235)
Maturities of marketable securities	790,028	452,123
Purchase of restricted securities	(850,890)	(350,774)
Maturities of restricted securities	846,255	309,531
Purchase of other assets	(2,881)	(3,657)

Net cash provided by investing activities	100,904	179,198

Cash flows provided by (used for) financing activities:
Purchase of Apollo Education Group Class A common stock	(514,931)	(808,192)
Issuance of Apollo Education Group Class A common stock	28,970	52,760
Cash paid for cancellation of vested options	(6,240)
Excess tax benefits from stock-based compensation	15,361

Net cash used for financing activities	(476,840)	(755,432)

Currency translation loss	(519)	(573)

Net increase (decrease) in cash and cash equivalents	171,377	(11,062)
Cash and cash equivalents at beginning of period	145,607	156,669

Cash and cash equivalents at end of period	$316,984	$145,607

Supplemental disclosure of non-cash investing activities
Tenant improvement allowances	$11,709	$16,429
Purchases of property and equipment included in accounts payable	$12,934	$2,352
This Condensed Consolidated Statement of Cash Flows does not include the impact of any unrecorded non-cash equity-based compensation charges that may be required at the conclusion of the stock option grant review.
~continued~

APOLLO GROUP, INC. AND SUBSIDIARIES
ENROLLMENT INFORMATION
(Unaudited)

	Degree Enrollments
	August 31,
	2006	2005

The University of Phoenix, Inc. and Axia College
Associates	75,074	41,598
Bachelors	149,414	164,912
Masters	64,289	68,651
Doctoral	4,219	3,084

	292,996	278,245

      Degree enrollments for University of Phoenix and Axia College represent individual students enrolled in our degree programs that attended a course during the three months ended August 31, 2006 and 2005 that had not graduated as of August 31, 2006 and 2005, respectively. Prior year degree enrollments have been restated to reflect the preceding definition of enrollment.
~continued~

APOLLO GROUP, INC. AND SUBSIDIARIES
SUPPLEMENTARY DATA—THREE MONTHS ENDED AUGUST 31, 2006
(Unaudited)
      Instructional costs and services increased by $38.9 million in the three months ended August 31, 2006, from the three months ended August 31, 2005. The following table sets forth the changes in significant components of instructional costs and services, in millions:

			Percent of Revenues
	For the Three Months Ended		For the Three Months Ended
	August 31,		August 31,
	2006	2005	2006	2005

Employee compensation and related expenses	$101.1	$88.0	16.2%	14.9%
Stock-based compensation	1.9		0.3%
Faculty compensation	55.0	54.4	8.8%	9.2%
Classroom lease expenses and depreciation	50.8	46.3	8.1%	7.8%
Financial aid processing costs	13.5	12.0	2.2%	2.0%
Bad debt expense	26.7	15.2	4.3%	2.6%
Other instructional costs and services	43.4	37.6	6.9%	6.4%

Instructional costs and services	$292.4	$253.5	46.8%	42.8%

      Selling and promotional expenses increased by $28.8 million in the three months ended August 31, 2006, from the three months ended August 31, 2005. The following table sets forth the changes in significant components of selling and promotional expenses, in millions:

			Percent of Revenues
	For the Three Months Ended		For the Three Months Ended
	August 31,		August 31,
	2006	2005	2006	2005

Enrollment advisors’ compensation and related expenses	$71.2	$55.3	11.4%	9.3%
Stock-based compensation	0.5		0.1%
Advertising	68.8	57.5	11.0%	9.7%
Other selling and promotional expenses	13.3	12.2	2.1%	2.1%

Selling and promotional expenses	$153.8	$125.0	24.6%	21.1%

      General and administrative expenses decreased by $11.4 million in the three months ended August 31, 2006, from the three months ended August 31, 2005. The following table sets forth the changes in significant components of general and administrative expenses, in millions:

			Percent of Revenues
	For the Three Months Ended		For the Three Months Ended
	August 31,		August 31,
	2006	2005	2006	2005

Employee compensation and related expenses	$13.1	$11.0	2.1%	1.9%
Stock-based compensation	2.6	19.8	0.4%	3.3%
Legal, audit, and corporate insurance	3.3	3.2	0.6%	0.5%
Administrative space and depreciation	6.5	5.1	1.0%	0.9%
Other general and administrative expenses	7.2	5.0	1.2%	0.8%

General and administrative expenses	$32.7	$44.1	5.3%	7.5%

      The conversion of University of Phoenix Online common stock on August 27, 2004, required us to record a stock-based compensation charge related to the conversion of University of Phoenix Online stock options into Apollo Education Group Class A stock options. As required by Emerging Issues Task Force No. 00-23 “Issues Related to the Accounting for Stock Compensation under APB Opinion No. 25 and FASB Interpretation No. 44,” we recognized approximately $19.8 million of non-cash pre-tax stock-based compensation expense in the fourth quarter of 2005 and an additional $1.0 million in the fourth quarter of 2006 as additional options vested. These charges are included in General and Administrative expenses.
~continued~

APOLLO GROUP, INC. AND SUBSIDIARIES
SUPPLEMENTARY DATA—YEAR ENDED AUGUST 31, 2006
(Unaudited)
      Instructional costs and services increased by $148.1 million in the year ended August 31, 2006, from the year ended August 31, 2005. The following table sets forth the changes in significant components of instructional costs and services, in millions:

			Percent of Revenues
	For the Year Ended August 31,		For the Year Ended August 31,
	2006	2005	2006	2005

Employee compensation and related expenses	$376.4	$338.4	15.2%	15.0%
Stock-based compensation	10.6		0.4%
Faculty compensation	212.3	195.1	8.6%	8.7%
Classroom lease expenses and depreciation	191.8	172.5	7.7%	7.7%
Financial aid processing costs	52.5	43.3	2.1%	1.9%
Bad debt expense	84.0	45.5	3.5%	2.0%
Other instructional costs and services	156.2	140.9	6.3%	6.3%

Instructional costs and services	$1,083.8	$935.7	43.8%	41.6%

      Selling and promotional expenses increased by $59.4 million in the year ended August 31, 2006, from the year ended August 31, 2005. The following table sets forth the changes in significant components of selling and promotional expenses, in millions:

			Percent of Revenues
	For the Year Ended August 31,		For the Year Ended August 31,
	2006	2005	2006	2005

Enrollment advisors’ compensation and related expenses	$254.3	$206.5	10.3%	9.2%
Stock-based compensation	1.8		0.1%
Advertising	231.6	224.0	9.3%	9.9%
Other selling and promotional expenses	56.5	54.3	2.3%	2.4%

Selling and promotional expenses	$544.2	$484.8	22.0%	21.5%

      General and administrative expenses increased by $32.9 million in the year ended August 31, 2006, from the year ended August 31, 2005. The following table sets forth the changes in significant components of general and administrative expenses, in millions:

			Percent of Revenues
	For the Year Ended August 31,		For the Year Ended August 31,
	2006	2005	2006	2005

Employee compensation and related expenses	$70.8	$45.6	2.9%	2.0%
Stock-based compensation	14.6	19.8	0.6%	0.9%
Legal, audit, and corporate insurance	13.3	9.4	0.4%	0.4%
Administrative space and depreciation	24.2	20.2	1.0%	0.9%
Other general and administrative expenses	28.1	23.1	1.1%	1.0%

General and administrative expenses	$151.0	$118.1	6.0%	5.2%

      Included in the above general and administrative employee compensation and related expenses and stock-based compensation during the year ended August 31, 2006 is $19.0 million and $7.5 million, respectively, related to our former CEO’s Separation Agreement.
~continued~

      The conversion of University of Phoenix Online common stock on August 27, 2004, required us to record a stock-based compensation charge related to the conversion of University of Phoenix Online stock options into Apollo Education Group Class A stock options. As required by Emerging Issues Task Force No. 00-23 “Issues Related to the Accounting for Stock Compensation under APB Opinion No. 25 and FASB Interpretation No. 44,” we recognized approximately $19.8 million of non-cash pre-tax stock-based compensation expense in the fourth quarter of 2005 and an additional $1.0 million in the fourth quarter of 2006 as additional options vested. These charges are included in General and Administrative expenses.
Review of Historic Stock Option Grants
      On June 23, 2006, the Company’s Board of Directors appointed a special committee of two independent members of the Board of Directors to oversee the previously announced review of the Company’s practices related to stock option grants. The special committee has retained independent legal counsel who engaged outside accounting advisors to assist with the review. The review is ongoing, however, various deficiencies in the process of granting and documenting stock options have been identified to date. The accounting impact of these matters has not been quantified. There can be no assurances that the results of the investigation will not require a possible restatement of the Company’s financial statements when the potential errors are quantified and assessed. The attached unaudited financial statements do not include the impact of any unrecorded non-cash equity-based compensation charges that may be required at the conclusion of the review.
      We have not filed our May 31, 2006, Quarterly Report on Form 10-Q because the special committee has not completed its work. We plan to file our May 31, 2006, Quarterly Report on Form 10-Q and our 2006 Annual Report on Form 10-K as soon as practicable.

Company Contact: Kenda B. Gonzales, CFO ~ (800) 990-APOL ~ kenda.gonzales@apollogrp.edu
Investor Relations Contact: Janess Pasinski ~ Apollo Group, Inc. ~ (800) 990-APOL, option 6 ~ janess@apollogrp.edu
Press Contact: Ayla Dickey ~ Apollo Group, Inc. ~ (480) 557-2952 ~ ayla.dickey@apollogrp.edu